                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               GERON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                               GERON CORPORATION
                             230 CONSTITUTION DRIVE
                              MENLO PARK, CA 94025

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 28, 1999

TO THE STOCKHOLDERS OF GERON CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GERON CORPORATION, a Delaware corporation (the "Company"), will be held on Friday, May 28, 1999, at 9:00 a.m. local time at the company headquarters, 230 Constitution Drive, Menlo Park, California 94025 for the following purposes:

     1. To elect the two Class III Directors to serve for a term of three years, or until their successors are elected.

     2. To approve amendments to the Company's 1996 Directors' Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 250,000 shares and to revise certain terms with respect to stock options granted under such plan as set forth in the Proxy Statement.

     3. To approve an amendment to the Company's 1992 Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 600,000 shares.

     4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for Class III Directors, are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on Thursday, April 1, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                       By Order of the Board of Directors


                                       /s/ DAVID L. GREENWOOD
                                       ----------------------------------
                                       DAVID L. GREENWOOD
                                       Secretary

Menlo Park, California
April 8, 1999

     YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                               GERON CORPORATION
                             230 CONSTITUTION DRIVE
                              MENLO PARK, CA 94025

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Geron Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 28, 1999, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the company headquarters, 230 Constitution Drive, Menlo Park, California 94025. The Company intends to mail this proxy statement and accompanying proxy card on or about April 8, 1999 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on Thursday, April 1, 1999, (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 13,668,116 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The Inspector will also determine whether a quorum is present. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a particular matter has been approved. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

     The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present.

     Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR the amendments to the Company's 1996 Directors' Option Plan, FOR the amendment to the Company's 1992 Stock Option Plan to increase the shares authorized for issuance under the plan, FOR ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's offices, 230 Constitution Drive, Menlo Park, California 94025, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company not later than December 9, 1999 in order to be included in the proxy statement and proxy relating to that Annual Meeting. If the Company is not notified of a stockholder proposal prior to the notification deadline set forth in the Company's Bylaws, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal even though such proposal is not discussed in the Proxy Statement.

              MATTERS TO BE CONSIDERED AT THE 1999 ANNUAL MEETING

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     Geron has three classes of directors; serving staggered three-year terms. Class III consists of two directors who will be elected at this Annual Meeting. Class I consists of three directors who will be elected at the 2000 Annual Meeting. There is currently one vacancy for a Class I director. Class II consists of three directors who will be elected at the 2001 Annual Meeting. At this Annual Meeting, the Class III Directors are to be elected for three-year terms expiring on the date of the Annual Meeting in 2002 or until their successors are elected and qualified. The Board of Directors has selected two nominees for Class III Directors, each of whom is currently a director of the Company. Assuming a quorum is present, the two candidates receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as Class III Directors of the Company.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE

     Set forth below is information regarding the nominees for Class III Director as of February 26, 1999, the periods during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

NOMINEES FOR CLASS III DIRECTOR (TERM ENDING IN 2002)

                NAME                   AGE    PRINCIPAL OCCUPATION/POSITION WITH THE COMPANY
                ----                   ---    ----------------------------------------------
Alexander E. Barkas, Ph.D.             51    General Partner, Prospect Venture Partners
Robert B. Stein, M.D., Ph.D.           48    Executive Vice President, Research & Preclinical
                                             Development DuPont Pharmaceuticals

     ALEXANDER E. BARKAS, PH.D., has served as Chairman of the Board since July 1993 and as a Director of the Company since March 1992. From March 1992 until May 1993, he served as President and Chief Executive Officer of the Company. He is a founding partner of Prospect Venture Partners, a venture capital investment firm formed in October 1997. Dr. Barkas was a partner with Kleiner Perkins Caufield & Byers, a venture capital investment firm, from 1991 to October 1997. Dr. Barkas is also a director of Connectics Corp. and several privately held medical technology companies. He holds a B.A. from Brandeis University and a Ph.D. from New York University.

     ROBERT B. STEIN, M.D., PH.D., has served as a Director of the Company since April 1996. Since September 1996, Dr. Stein has been Executive Vice President of Research & Preclinical Development at DuPont Pharmaceuticals. From August 1993 to September 1996, Dr. Stein was Senior Vice President and Chief Scientific Officer of Ligand Pharmaceuticals, Inc., and from May 1990 to August 1993, he was Vice President of Research at Ligand. From 1982 to 1990, Dr. Stein held various positions with Merck, Sharp, and Dohme Research Laboratories, a pharmaceutical company, including Senior Director and Head of the Department of Pharmacology from 1989 to 1990. Dr. Stein holds a B.S. in Biology and Chemistry from Indiana University and a M.D. and a Ph.D. in Physiology and Pharmacology from Duke University.

CONTINUING DIRECTORS

     Set forth below is information regarding the continuing Class I and Class II Directors of the Company as of February 26, 1999, including their ages, the periods during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered. There is currently one vacancy for a Class I director.

CLASS I DIRECTORS (TERM ENDING IN 2000)

          NAME            AGE     PRINCIPAL OCCUPATION/POSITION WITH THE COMPANY
          ----            ---     ----------------------------------------------
Gary L. Neil              58     President and Chief Executive Officer, Crescendo
                                 Pharmaceuticals Corporation
John P. Walker            50     President and Chief Executive Officer, AXYS
                                 Pharmaceuticals, Inc.

     GARY L. NEIL, PH.D., has served as a Director of the Company since September 1998. He has been the President, Chief Executive Officer and a director of Crescendo Pharmaceuticals Corporation since its inception in September 1997. From 1993 to 1997, he was the President, Chief Executive Officer and a Director of Therapeutic Discovery Corporation which was formed by ALZA Corporation and purchased by them in 1997. From 1989 to 1993, Dr. Neil served as Executive Vice President of American Home Products' subsidiary Wyeth-Ayerst Research where he led Wyeth-Ayerst's worldwide pharmaceutical research and development organization. Prior to joining American Home Products, Dr. Neil served 23 years at The Upjohn Company in a number of scientific and management positions. Dr. Neil is also a director of Allergan Specialty Therapeutics Inc. and certain privately held biotechnology and other companies. Dr. Neil holds a B.Sc. in Chemistry from Queen's University, Canada and a Ph.D. in Organic Chemistry from California Institute of Technology.

     JOHN P. WALKER has served as a Director of the Company since April 1997. He is currently Chairman and Chief Executive Officer and a Director of AXYS Pharmaceuticals, Inc., which is the corporation that resulted from the merger of Arris Pharmaceutical Corporation and Sequana Therapeutics, Inc. From 1993 to 1997, he was President, Chief Executive Officer and a director of Arris Pharmaceutical Corporation. From 1991 to 1993, he was Chairman, President and Chief Executive Officer of Vitaphore Corporation, a company which was acquired in April 1990 by Union Carbide Chemicals and Plastics Company Inc. Following that acquisition, Mr. Walker served as the latter company's Vice President, Biomaterials Systems. From 1971 to 1985, Mr. Walker was employed by American Hospital Supply Corporation in a variety of general management, sales and marketing positions, most recently serving as President of the American Hospital Company. Mr. Walker serves as a director of Microcide Pharmaceuticals, Signal Pharmaceuticals, and the Northern California Chapter of the Multiple Sclerosis Society. He holds a B.A. from the State University of

New York at Buffalo and conducted graduate business studies at Northwestern University Institute for Management.

CLASS II DIRECTORS (TERM ENDING IN 2001)

             NAME                AGE    PRINCIPAL OCCUPATION/POSITION WITH THE COMPANY
             ----                ---    ----------------------------------------------
Ronald W. Eastman                47     President and Chief Executive Officer
Thomas D. Kiley, Esq             56     Attorney-at-law
Edward V. Fritzky                48     Chief Executive Officer and Chairman, Immunex
                                        Corporation

     RONALD W. EASTMAN has served as President, Chief Executive Officer and Director of the Company since May 1993. From 1978 until joining the Company, Mr. Eastman was employed with American Cyanamid Co., most recently as a Vice President and General Manager of Lederle Laboratories, American Cyanamid's pharmaceutical business. Mr. Eastman holds a B.A. from Williams College and an M.B.A. from Columbia University.

     THOMAS D. KILEY, ESQ., has served as a Director of the Company since September 1992. He has been self-employed since 1988 as an attorney, consultant, and investor. From 1980 to 1988, he was an officer of Genentech, Inc., a biotechnology company, serving variously as Vice President and General Counsel, Vice President for Legal Affairs and Vice President for Corporate Development. From 1969 to 1980, he was with the Los Angeles law firm of Lyon & Lyon and was a partner in such firm from 1975 to 1980. Mr. Kiley is also a director of Connectics Corp. and certain privately held biotechnology and other companies. Mr. Kiley holds a B.S. in Chemical Engineering from Pennsylvania State University and a J.D. from George Washington University.

     EDWARD V. FRITZKY, has served as a Director of the Company since July 1998. He was elected Chief Executive Officer and Chairman of Immunex Corporation effective January 1994. Mr. Fritzky served as President of Lederle Laboratories, a division of American Cyanamid, from 1992 to 1994, and as Vice President of Lederle Laboratories from 1989 to 1992. Prior to joining Lederle Laboratories, Mr. Fritzky was an executive of Searle Pharmaceuticals, Inc., a subsidiary of the Monsanto Company. During his tenure at Searle, Mr. Fritzky was Vice President of Marketing in the United States, and later President and General Manager of Searle Canada, Inc. and Lorex Pharmaceuticals, a joint venture company. Mr. Fritzky serves on the Board of the Sono Site Corporation. Mr. Fritzky holds a B.A. from Duquesne University and is a graduate of the Advanced Executive Program, J.L. Kellogg Graduate School of Management at Northwestern University. In June 1998, Mr. Fritzky was named a Distinguished Alumnus of Duquesne University.

     There are no family relationships among executive officers or directors of the Company.

     Brian H. Dovey, formerly a Class II Director, resigned from the Board of Directors in March 1998. Charles M. Hartman, formerly a Class I Director, resigned from the Board of Directors in September 1998.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1998, the Board of Directors held six meetings and took action by written consent on one occasion. The Board has an Audit Committee, a Compensation Committee and a Stock Option Committee. During the fiscal year ended December 31, 1998, each director attended at least 75% of the meetings of the Board and the committees, on which he served, held during the period for which he was a director or committee member, respectively.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to financial controls, adequacy of staff, as well as management performance and procedures in connection with the annual audit and financial controls. The Audit Committee, which is composed of Dr. Barkas and Mr. Kiley met in March 1998 in connection with the audit of the 1997 financial statements.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers the incentive compensation and benefit plans of the Company, and performs such other functions regarding compensation as the Board may delegate. In addition, the Compensation Committee has exclusive authority to administer the 1992 Stock Option Plan with respect to executive officers and directors. The Compensation Committee, which is comprised of Dr. Barkas and Mr. Walker, met twice during fiscal 1998 and acted by written consent on five occasions during fiscal 1998.

     The Stock Option Committee was formed in December 1996 in order to provide timely option grants to new employees and consultants (other than executive officers and directors of the Company) and currently consists of one member, Mr. Eastman. The Stock Option Committee has limited authority to administer the Company's 1992 Stock Option Plan concurrently with the Compensation Committee. The Stock Option Committee has the authority to grant options for up to 20,000 shares of Common Stock to new employees and consultants in accordance with procedures approved by the Board of Directors. The Stock Option Committee acted by written consent on twenty-one occasions during fiscal 1998.

COMPENSATION OF DIRECTORS

     Directors currently receive $1,000 for each board meeting attended and are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.

     Each non-employee director receives periodic option grants for shares of Common Stock pursuant to the Company's 1996 Directors' Stock Option Plan (the "Directors Plan"). The Directors Plan provides that a non-employee director of the Company will be granted a nonstatutory stock option to purchase 25,000 shares of Common Stock (the "First Option") on the date on which the optionee first becomes a non-employee director of the Company. Thereafter, on the date of each annual meeting of the Company's stockholders, each non-employee director will be granted an option to purchase 5,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she continues to serve on the Board of Directors and has served on the Board of Directors for at least six months. The First Options become exercisable in installments equal to one-third of the total number of shares subject to the First Option on each of the first, second and third anniversaries of the date of grant of the First Option; the Subsequent Options become exercisable in whole on the first anniversary of the date of grant. The exercise price of all stock options granted under the Directors Plan will be equal to the closing sales price of a share of the Company's Common Stock on the date of grant of the option, as reported on the Nasdaq Stock Market. Options granted under the Directors Plan have a term of ten years. During 1998, options to purchase 5,000 shares each were issued to Dr. Barkas, Mr. Hartman, Mr. Kiley, Mr. Stein, and Mr. Walker in connection with the 1998 Annual Meeting under the Directors Plan. Also during 1998, options to purchase 25,000 shares each were issued to Mr. Fritzky and Mr. Neil in connection with their appointment under the Directors Plan. Under the amended Directors Plan, to be approved at this Annual Meeting, each of the non-employee directors (other than the Chairman) will receive options to purchase 5,000 shares of Common Stock on the anniversary date of the election or appointment to the Board of Directors; the Chairman will receive an option to purchase 10,000 shares of Common Stock on the anniversary date of his election or appointment; and upon re-election, the Class III directors will each receive options to purchase 15,000 shares of Common Stock.

     In April 1996, the Company entered into a Consulting Agreement with Thomas
D. Kiley, a Director of the Company, pursuant to which Mr. Kiley agreed to provide such advice and consultation as reasonably requested by the Company to its officers and scientists on the direction, implementation and operations of its scientific programs, business plans and management of intellectual property. As compensation for his services under this agreement, Mr. Kiley received an option to purchase 7,352 shares of Common Stock at an exercise price of $2.04 per share, with monthly vesting over a five year period. Unless otherwise terminated by either the Company or Mr. Kiley, this agreement will expire on April 10, 2001.

     In April 1997, the Company entered into a Consulting Agreement with John P. Walker, a Director of the Company, pursuant to which Mr. Walker agreed to provide such advice and consultation as reasonably requested by the Company to its officers and scientists on the direction, implementation and operations of its scientific programs and business plans. As compensation for his services under this agreement, Mr. Walker received an option to purchase 10,000 shares of Common Stock at an exercise price of $9.25 per share, with annual vesting over a three year period. In addition, Mr. Walker will receive cash compensation in the amount of $10,000 per year, payable quarterly. Unless otherwise terminated by either the Company or Mr. Walker, this agreement will expire on April 3, 2000.

                                   PROPOSAL 2

        APPROVAL OF AMENDMENTS TO THE 1996 DIRECTORS' STOCK OPTION PLAN

     At the Annual Meeting, the Company's stockholders are being asked to approve certain amendments to the Directors Plan. The proposed amendments are described below.

PROPOSED AMENDMENTS

     The Company is requesting approval of the following amendments to the Directors Plan:

     (a) The number of shares of the Company's Common Stock to be automatically granted to an individual on the date such person first becomes a non-employee director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy (the "First Option") is increased from 25,000 shares to 35,000 shares.

     (b) The stock option for 5,000 shares that is granted on an annual basis to non-employee directors (the "Subsequent Option") will be granted on the anniversary date of the election or appointment of the director to the Board of Directors, rather than on the date of the annual stockholders meeting. In the event that a director terminates his or her service to the Board of Directors prior to the next anniversary date of his or her election or appointment, he or she will be granted a prorated Subsequent Option reflecting the period of service since the last anniversary date.

     (c) The number of shares granted as a Subsequent Option to the Chairman of the Board of Directors is increased from 5,000 shares to 10,000 shares.

     (d) Each Subsequent Option granted after stockholder approval of these amendments will be immediately exercisable on the date of grant of the Subsequent Option.

     (e) Upon re-election of a director for a subsequent three-year term as a director, the director will be granted an option to purchase 15,000 shares, exercisable in installments cumulatively as one-third of the shares on each of the first, second and third anniversaries of the date of grant of such option (the "Re-election Option") in addition to the Subsequent Option.

     (f) The number of shares issuable under the Directors Plan is increased from 250,000 to 500,000. In March 1999, the Board amended the Directors Plan, subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the Directors Plan. The Board adopted the amendment to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board to attract and retain qualified members of the Board of Directors.

SUMMARY OF THE 1996 DIRECTORS' STOCK OPTION PLAN

     The following is a summary of principal features of the Directors Plan, together with the applicable tax implications, which will be in effect if the proposed amendments to the Directors Plan are approved. The summary, however, does not purport to be a complete description of all the provisions of the Directors Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary at the Company's principal offices at 230 Constitution Drive, Menlo Park, California 94025.

GENERAL AND PURPOSE

     The Directors Plan was adopted by the Board of Directors in June 1996 and approved by the stockholders in July 1996. As of December 31, 1998, a total of 250,000 shares of Common Stock have been reserved for issuance thereunder. The Company's stockholders are being asked to approve an amendment to the Directors Plan to increase the aggregate number of shares authorized for issuance under the Directors Plan from 250,000 to 500,000.

     The Directors Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company. It is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

     The purpose of the Directors Plan is to provide an incentive for directors to continue to serve the Company as directors and to assist the Company in recruiting highly qualified individuals when vacancies occur on the Board of Directors.

TERMS OF OPTIONS

     The following is a description of the principal terms of options granted under the Directors Plan.

     Option Grants. As amended, the Directors Plan provides that each person who becomes a non-employee director after the effective date of the Directors Plan shall be automatically granted a First Option to purchase 35,000 shares of Common Stock on the date on which such person first becomes a non-employee director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy. A Subsequent Option granted to non-employee directors, other than the Chairman of the Board of Directors, to purchase 5,000 shares is automatically granted under the Directors Plan, to each non-employee director on the anniversary date of the election of the non-employee director to the Board. The Subsequent Option granted to the Chairman of the Board of Directors is for 10,000 shares under the Directors Plan, as amended. In the event that a director terminates his or her service to the Board of Directors prior to the next anniversary date of his or her election or appointment, he or she will be granted a prorated Subsequent Option reflecting the period of service since the last anniversary date. A Re-election Option to purchase 15,000 shares is granted to each non-employee director upon such director's re-election to a subsequent three-year term on the Board of Directors.

     The Directors Plan provides for neither a maximum nor a minimum number of shares subject to options that may be granted to any one non-employee director, but does provide for the number of shares that may be included in any grant and the method of making a grant. No option granted under the Directors Plan is transferable by the optionee other than by will or the laws of descent or distribution or pursuant to the terms of a qualified domestic relations order (as defined by the Internal Revenue Code of 1986, as amended (the "Code")), and each option is exercisable, during the lifetime of the optionee, only by such optionee.

     As amended, the Directors Plan provides that each First Option granted thereunder becomes exercisable in installments cumulatively as to one-third of the shares subject to the First Option on each of the first, second and third anniversaries of the date of grant of the First Option, as to 100% of the shares subject to each Subsequent Option on the date of grant of each Subsequent Option and in installments cumulatively as to one-third of shares subject to each Re-election Option on each of the first, second and third anniversaries of the date of grant of such Re-election Option. The options remain exercisable for up to 90 days following the optionee's termination of service as a director of the Company, unless such termination is a result of death or disability, in which case the options remain exercisable for up to a six-month period.

     Exercise Price and Term of Options. The exercise price of all stock options granted under the Directors Plan shall be equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option, which is defined to be the closing sales price of the Company's Common Stock on an exchange or the Nasdaq Stock Market on the date of grant. Options granted under the Directors Plan have a term of ten years.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged (a "change of control"), each non-employee director shall have a reasonable time within which to exercise the option, including any part of the option that would not otherwise be exercisable, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the option shall terminate, or shall receive a substitute option with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger, consolidation or reorganization.

DURATION AND TERMINATION

     The Board of Directors may at any time amend or terminate the Directors Plan, except that such termination cannot affect options previously granted without the agreement of any optionee so affected and provided that stockholder approval must be obtained to the extent required by applicable law. Notwithstanding the foregoing, the provisions regarding the grant of options under the Directors Plan may be amended only once in any six-month period, other than to conform with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder.

     If not terminated earlier, the Directors Plan will expire in 2006.

FEDERAL INCOME TAX ASPECTS

     The following is a brief summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside. The Company advises all eligible directors to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the Directors Plan.

     Options granted under the Directors Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation under U.S. tax laws may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain (or loss), and will be long-term capital gain if the optionee has held the shares more than one year. For individual taxpayers, the maximum U.S. federal income tax rate on long-term capital gains under current tax law is 20%, whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers can be offset under U.S. tax laws in full against capital gains plus up to $3,000 of other income. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory stock option.

PLAN BENEFITS

     The following table sets forth information with respect to the cumulative stock options granted under the 1996 Directors' Option Plan to the non-employee directors of the Company (8 persons) as of April 1, 1999. As discussed above, the executive officers of the Company and the employees of the Company are not eligible for grants under the Directors Plan.

                                         NUMBER OF SHARES SUBJECT TO   WEIGHTED AVERAGE
                                            OPTIONS GRANTED UNDER       EXERCISE PRICE
               DIRECTOR                      THE DIRECTORS PLAN           PER SHARE
               --------                  ---------------------------   ----------------
Barkas, Alexander......................            10,000                   $10.06
Dovey, Brian(1)........................             5,000                     9.00
Fritzky, Edward........................            25,000                     9.38
Hartman, Charles(2)....................            10,000                    10.06
Kiley, Thomas..........................            10,000                    10.06
Neil, Gary.............................            25,000                     4.81
Stein, Robert..........................            10,000                    10.06
Walker, John...........................            30,000                     9.56

---------------
(1) Mr. Dovey resigned from the Board in April 1998.

(2) Mr. Hartman resigned from the Board in September 1998.

     As of April 1, 1999, options to purchase a total of 125,000 shares were outstanding under the Directors Plan (net of canceled or expired options), and 125,000 shares remained available for future grants under the Directors Plan (375,000 shares assuming the proposed amendment is approved). As of April 1, 1999, the aggregate fair market value of shares subject to outstanding options under the Directors' Plan was $1,257,813, based upon the closing price of the Common Stock on the Nasdaq Stock Market.

                                 REQUIRED VOTE

     Stockholders are requested in this Proposal 2 to approve the amendments to the Directors Plan to increase the number of shares reserved for issuance thereunder by 250,000 shares and to revise certain terms with respect to the stock options granted under the Directors Plan as set forth above. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to approve the proposal. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2

                                   PROPOSAL 3

              APPROVAL OF AMENDMENT TO THE 1992 STOCK OPTION PLAN

     The Company's stockholders are being asked to approve an amendment to the Company's 1992 Stock Option Plan, as amended (the "Stock Option Plan"), to increase the number of shares issuable thereunder by 600,000 shares. In March 1999, the Board amended the Stock Option Plan, subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the Stock Option Plan from 4,544,362 to 5,144,362 The Board adopted the amendment to ensure that the Company can continue to grant stock options, at levels determined appropriate by the Board, to attract and retain qualified employees and consultants.

     The Stock Option Plan was initially adopted by the Board of Directors in May 1992 and approved by the stockholders in July 1992 and has been amended several times since then. As of December 31, 1998, a total of

4,271,137 shares of Common Stock had been authorized for issuance under the Stock Option Plan with an automatic increase on the first trading day of the 1998, 1999, 2000 and 2001 calendar years of an additional number of shares equal to 2% of the number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, with no such annual increase to exceed 300,000 shares. Taking into account the annual increase for 1999, a total of 4,544,362 shares of Common Stock have been authorized for issuance under the Stock Option Plan, as of the date of this Proxy Statement. The feature of the Stock Option Plan that provides for automatic 2% annual increase in the Shares available for issuance shall continue in effect notwithstanding the approval of the 600,000 share increase.

     As of April 1, 1999, options to purchase a total of 2,494,278 shares were outstanding under the Stock Option Plan (net of canceled or expired options), and 720,750 shares remained available for future grants under the Stock Option Plan. As of April 1, 1999, the aggregate fair market value of shares subject to outstanding options under the Stock Option Plan was $25,098,672, based upon the closing price of the Common Stock on the Nasdaq Stock Market.

SUMMARY OF 1992 STOCK OPTION PLAN

     The following is a summary of the principal features of the Stock Option Plan, together with the applicable tax implications, which will be in effect if the proposed amendment to the Stock Option Plan is approved. This summary, however, does not purport to be a complete description of all the provisions of the Stock Option Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary to the Company at the Company's principal executive offices at 230 Constitution Drive, Menlo Park, California 94025.

GENERAL

     The Stock Option Plan provides for grants to employees of the Company and any subsidiary of the Company (including officers and employee directors) of "incentive stock options" ("ISO's") within the meaning of Section 422 of the Code, and for grants of nonstatutory stock options ("NSO's") to employees (including officers and employee directors) and consultants (including non-employee directors) of the Company or any affiliate of the Company. As of April 1, 1999, six executive officers and approximately 120 other employees and consultants (including non-employee directors) were eligible to participate in the Stock Option Plan. See "Federal Income Tax Aspects" below for information concerning the tax treatment of ISOs and NSOs.

     The Stock Option Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of the ERISA.

PURPOSE

     The purposes of the Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to give employees and consultants of the Company a greater personal stake in the success of the Company's business, to provide additional incentive to the employees and consultants of the Company to continue and advance in their employment and service to the Company and to promote the success of the Company's business.

ADMINISTRATION

     The Stock Option Plan is administered by the Company's Board of Directors or a committee of the Board (the "Administrator"). The Stock Option Plan is currently being administered by the Compensation Committee and the Stock Option Committee of the Board of Directors with review by the entire Board of Directors. With respect to executive officers and directors of the Company (including executive officers who are also directors), the Stock Option Plan will be administered exclusively by the Compensation Committee of the Board of Directors. The Administrator may determine the terms of the options granted, including the exercise price, the number of shares subject to each option and the exercisability of the option. The

Administrator also has the authority to select the individuals to whom options will be granted and to make any combination of grants to individuals. The Administrator's interpretation and construction of any provision of the Stock Option Plan are final and binding upon all participants. Members of the Board receive no additional compensation for their services in connection with the administration of the Stock Option Plan.

ELIGIBILITY

     The Stock Option Plan provides that ISOs may be granted only to employees (including officers and employee directors) of the Company or any affiliate of the Company, while NSOs may be granted not only to employees (including officers and employee directors), but also consultants (including non-employee directors) of the Company or any affiliate of the Company. The Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Stock Option Plan, the number of shares to be covered by each such grant, whether the granted option is to be an ISO which satisfies the requirements of Section 422 of the Code or a NSO not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

     The Stock Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 500,000, subject to adjustment as provided in the Stock Option Plan. There is also a limit on the aggregate market value of shares subject to all ISOs that may be granted to an optionee during any calendar year.

STOCK SUBJECT TO THE STOCK OPTION PLAN

     An aggregate of 4,544,362 shares (5,144,362 shares assuming the proposed amendment is approved) of Common Stock has been authorized for issuance under the Stock Option Plan, as amended, including the automatic annual increase for 1999. If stock option awards granted under the Stock Option Plan expire or otherwise terminate without being exercised, the shares of Common Stock not purchased pursuant to such award again become available for issuance under the Stock Option Plan.

TERMS OF OPTIONS

     The following is a description of the principal terms of options granted under the Stock Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price under the Stock Option Plan is determined by the Administrator and in the case of all ISOs granted under the Stock Option Plan the exercise price must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of all NSOs must equal at least 85% of the fair market value of the Common Stock on the date of grant. The exercise price of any ISO granted to an optionee who owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries (a "10% Stockholder") must equal at least 110% of the fair market value of the Common Stock on the date of grant. At April 1, 1999, the closing sales price of a share of the Company's Common Stock as reported on the Nasdaq Stock Market was $10.06 per share.

     The consideration to be paid for shares issued on exercise of options granted under the Stock Option Plan, including the method of payment, is determined by the Administrator and may consist entirely of cash, check, promissory note, shares of the Company's Common Stock which have been beneficially owned by the optionee for at least six months or which were not acquired directly or indirectly from the Company, with a fair market value on the exercise date equal to the aggregate exercise price of the shares purchased, authorization from the Company to retain from the total number of shares as to which the option is exercised a number of shares having a fair market value on the exercise date equal to the aggregate exercise price of the shares issued, or delivery of a properly executed notice and irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price. The Administrator may also authorize payments by any combination of the above methods or any other consideration and method of payment permitted by law.

     Option Exercise. Each option may be exercised during the lifetime of the optionee only by such optionee or in the case of an NSO by a transferee under a qualified domestic relations order. Options granted under the Stock Option Plan generally vest in a series of installments at the rate of 12.5% of the total number of shares after the six month period from the date of grant, and approximately 2.08% each month thereafter. Under certain circumstances, options may be exercised prior to vesting, subject to the Company's right to repurchase shares subject to such option at the exercise price paid per share. The Company's repurchase rights would terminate on a vesting schedule identical to the vesting schedule of the exercised option. In addition, the Stock Option Plan provides that the Administrator, in its sole discretion, may assist any optionee in the exercise of an option by authorizing the extension of a loan from the Company to such optionee or by permitting such optionee to pay the exercise price in installments over a period of years.

     Term. The Administrator determines the term of options. The term of a stock option granted under the Stock Option Plan may not exceed ten years; provided, however, that the term of an ISO may not exceed five years for 10% Stockholders.

     In the event an optionee ceases to be employed or retained by the Company for any reason other than death or disability, each outstanding option held by such optionee will remain exercisable for the three-month period following the date of such cessation of employment or service. Should the optionee's employment or service terminate by reason of disability, each outstanding option will remain exercisable for the six-month period following the date of such cessation of employment. Should the disability be deemed a permanent disability or should the optionee's employment terminate by reason of death, options held by such optionee will remain exercisable for 12 months following such cessation of employment or service. The Board will have full power and authority to extend the period of time for which the option is to remain exercisable following the optionee's termination of service.

ADJUSTMENT PROVISIONS

     In the event any change is made to the Common Stock issuable under the Stock Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, appropriate adjustments shall be made to (i) the aggregate number and/or class of shares issuable under the Stock Option Plan, (ii) the maximum number of shares for which any one person may be granted options per calendar year and (iii) the aggregate number and/or class of shares and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Administrator shall be final, binding and conclusive.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of a transaction involving a change in control of the Company, the Stock Option Plan provides that each outstanding option will accelerate so that each option will be fully exercisable for all of the shares subject to such option immediately prior to the effective date of the transaction. In addition, upon the occurrence of such a transaction, the Stock Option Plan provides that all of the outstanding repurchase rights of the Company with respect to shares of Common Stock acquired upon exercise of options granted under the Stock Option Plan will terminate.

DURATION AND AMENDMENT

     Unless terminated sooner through action by the Board of Directors, the Stock Option Plan shall terminate in 2002. The Board shall have complete and exclusive power and authority to amend or modify the Stock Option Plan in any or all respects whatsoever; provided, however, that no amendment or modification shall, without the consent of the holders, adversely affect the rights and obligations with respect to options outstanding under the Stock Option Plan; and provided, further that the Board shall not, without the approval of the Company's stockholders, (i) increase the maximum number of shares issuable under the Stock Option Plan or the maximum number of shares for which any person may be granted options per calendar year, (ii) materially modify the eligibility requirements for the grant of options under the Stock Option Plan,

(iii) materially increase the benefits accruing to Stock Option Plan participants or (iv) increase the annual limitation on grants to participants under the Stock Option Plan.

RESTRICTIONS ON TRANSFER

     An option is nontransferable by the optionee other than by will or the laws of descent and distribution provided, however, that certain NSOs may be transferable. An option is exercisable during the optionee's lifetime only by the optionee or permitted transferee and in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of death of the optionee or permitted transferee.

FEDERAL INCOME TAX ASPECTS

     The following is a brief summary of the U.S. federal income tax consequences of transactions under the Stock Option Plan based on federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax law of any state, municipality or non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all participants under the stock option plan to consult their own tax advisors concerning tax implications of options grants and exercises and the disposition of stock acquired upon such exercises under the Stock Option Plan.

     Options granted under the Stock Option Plan may be either ISOs, which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or NSOs, which will not so qualify.

     If an option granted under the Stock Option Plan is an ISO, the optionee will recognize no income upon grant of the ISO and incur no tax liability due to the exercise, except to the extent that such exercise causes the optionee to incur alternative minimum tax (see discussion below). The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares acquired upon exercise more than two years after grant of the option and one year after such exercise, any gain will be treated as long-term capital gain. If both of these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For individual taxpayers, the current U.S. federal income tax on long-term capital gains is capped at 20%, whereas the maximum rate on other income is 39.6%. Capital losses can be offset under U.S. tax laws in full against capital gains plus up to $3,000 of other income.

     All other options which do not qualify as ISOs are referred to as NSOs. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted an NSO. However, upon its exercise, under U.S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation under U.S. tax laws may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee's current earnings. Upon resale of such shares by the optionee, any difference between the sales price and the fair market value of the shares as of the date of exercise of the option will be treated under U.S. tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from the date of exercise.

     The exercise of an ISO may subject the optionee to alternative minimum tax under Section 55 of the Code. The alternative minimum tax is calculated by applying a tax rate of 26% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus
(ii) items of tax preference less (iii) an exclusion of $45,000 for joint returns, $33,750 for unmarried individual returns and $22,500 in the case of married taxpayers filing separately (which exemption amounts are phased out for upper income taxpayers). Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

     In computing alternative minimum taxable income, shares purchased upon exercise of an ISO are treated as if they had been acquired by the optionee pursuant to exercise of an NSO. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the shares on the date of exercise over the option's exercise price. Because the alternative minimum tax calculation may be complex, any optionee who upon exercising an ISO would recognize (together with other alternative minimum taxable income preference and adjustment items for the year) alternative minimum taxable income in excess of the exclusion amount noted above should consult his or her own tax advisor prior to exercising the ISO.

     If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Code, enacted as part of the Omnibus Budget Reconciliation Act of 1993, provides that a publicly held corporation cannot deduct compensation of a covered employee (the CEO and the four other most highly compensated employees for the taxable year whose compensation is required to be reported to stockholders under the Securities Exchange Act of 1934, as amended) to the extent the compensation exceeds $1 million per tax year. There is a statutory exception to this limitation for compensation based on the attainment of performance goals. Income derived from stock options will qualify for this exception and thus be treated as performance-based compensation if granted in accordance with the requirements set forth in Section 162(m). The Stock Option Plan complies with those requirements. However, because the Stock Option Plan is being amended to increase the number of shares of Common Stock reserved for issuance thereunder, the Company is again required to obtain stockholder approval for the amended plan in order for the options to continue to qualify as performance-based compensation under Section 162(m).

PLAN BENEFITS

     The Company cannot currently determine the number of shares subject to options that may be granted in the future to executive officers and employees under the Stock Option Plan. The actual benefits, if any, to the holders of stock options issued under the Stock Option Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option. The following table presents certain information with respect to stock awards granted under the Stock Option Plan for the fiscal year ended December 31, 1998 to (i) each of the executive officers named in the

Summary Compensation Table, (ii) all executive officers as a group, (iii) all non-executive officer directors as a group and (iv) all non-executive officer employees as a group.

                                                                  NUMBER OF SHARES
                                           WEIGHTED AVERAGE    SUBJECT TO STOCK AWARDS
            NAME AND POSITION               EXERCISE PRICE    GRANTED IN FISCAL 1998(2)
            -----------------              ----------------   -------------------------
Ronald W. Eastman........................       $4.72                   325,297
  President and Chief Executive Officer
David L. Greenwood.......................       $4.70                   241,341
  Chief Financial Officer, Vice President
  of Corporate Development, Treasurer,
  and Secretary
Elaine R. Hamilton.......................       $6.46                    90,000
  Vice President of Human Resources
Calvin B. Harley, Ph.D...................       $4.69                   194,805
  Chief Scientific Officer
Kevin R. Kaster(1).......................       $0.00                         0
  Vice President of Intellectual
  Properties and Chief Patent Counsel
Thomas B. Okarma.........................       $6.38                   370,000
  Vice President of Research and
  Development
All Executive Officers as a group (6
  persons)...............................       $5.34                 1,221,443
All Non-Executive Officer Directors as a
  Group (6 persons)......................       $4.75                    60,000
All Non-Executive Officer Employees as a
  Group (92 persons).....................       $6.18                   620,829

---------------
(1) Mr. Kaster resigned from the Company in July 1998.

(2) Several grants were made in 1998 that related to the cancellation and regrant of old options at a new price.

                                 REQUIRED VOTE

     Stockholders are requested in this Proposal 3 to approve the amendment to the Stock Option Plan to increase the number of shares reserved for issuance thereunder by 600,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to approve the proposal. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3

                                   PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has served as the Company's independent auditors since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 26, 1999 by: (i) each nominee for director, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table; (iv) all executive officers and directors of the Company as a group; and (v) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                         BENEFICIAL OWNERSHIP(1)
                                                         -----------------------
                                                         NUMBER OF    PERCENT OF
                   BENEFICIAL OWNER                       SHARES        TOTAL
                   ----------------                      ---------    ----------
Alexander E. Barkas, Ph.D.(2)..........................    66,828           *
Edward V. Fritzky(3)...................................        --           *
Thomas D. Kiley, Esq.(4)...............................    64,300           *
Gary L. Neil(5)........................................        --           *
Robert B. Stein, M.D., Ph.D.(6)........................    30,000           *
John P. Walker(7)......................................    23,100           *
Ronald W. Eastman(8)...................................   330,305        2.37%
David L. Greenwood(9)..................................    74,743           *
Elaine R. Hamilton(10).................................     3,782           *
Calvin B. Harley, Ph.D.(11)............................   121,870           *
Kevin R. Kaster(12)....................................    22,718           *
Thomas B. Okarma(13)...................................     4,981           *
Pharmacia & Upjohn.....................................   696,787        5.10%
All directors and executive officers as a group (12
  persons).............................................   742,627        5.23%

---------------
  *  Represents beneficial ownership of less than 1% of the Common Stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 26, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

 (2) Includes 28,593 shares held directly by Alexander E. Barkas, 882 shares held by Lynda Wijcik, the spouse of Dr. Barkas, and 37,353 shares issuable upon the exercise of outstanding options held by Dr. Barkas exercisable within 60 days of February 26, 1999, at which date 37,353 shares were fully vested. The address of Dr. Barkas is c/o Prospect Venture Partners, 435 Tasso Street, Palo Alto, California 94301.

 (3) Edward V. Fritzky joined the Board of Directors in July 1998. No shares were issuable upon exercise of outstanding options exercisable within 60 days of February 26, 1999. The address of Mr. Fritzky is c/o Immunex Corporation, 51 University Street, Seattle, Washington 98101.

 (4) Includes 7,352 shares held directly by Thomas D. Kiley, 9,705 shares held by the Kiley Family Partnership and 14,302 shares held by the Thomas D. Kiley and Nancy L.M. Kiley Revocable Trust under Agreement dated August 7, 1981. Also includes 32,941 shares issuable upon the exercise of outstanding options held by Mr. Kiley exercisable within 60 days of February 26, 1999, at which date 30,000 shares were fully vested. The address of Mr. Kiley is c/o Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025.

 (5) Gary L. Neil joined the Board of Directors in September 1998. No shares were issuable upon exercise of outstanding options exercisable within 60 days of February 26, 1999. The address of Mr. Neil is c/o Crescendo Pharmaceuticals Corporation, 1454 Page Mill Road #220, Palo Alto, California 94304.

 (6) Represents 30,000 shares issuable upon the exercise of outstanding options held by Robert B. Stein exercisable within 60 days of February 26, 1999, at which date 30,000 shares were fully vested. The address of Dr. Stein is c/o DuPont Pharmaceuticals, Experimental Station, Rt. 141 & Henry Clay Road, Wilmington, Delaware 19880.

 (7) Represents 23,100 shares issuable upon the exercise of outstanding options held by John P. Walker exercisable within 60 days of February 26, 1999, at which date 23,100 shares were fully vested. The address of Mr. Walker is c/o AXYS Pharmaceuticals, Inc., 180 Kimball Way, South San Francisco, California 94080.

 (8) Includes an aggregate of 19,000 shares held by Patricia Eastman, the spouse of Ronald W. Eastman, as custodian for Mr. Eastman's three minor children. Also includes 52,941 shares held directly by Mr. Eastman and 258,384 shares issuable upon the exercise of outstanding options held by Mr. Eastman exercisable within 60 days of February 26, 1999, at which date 305,678 shares were fully vested. The address of Mr. Eastman is c/o Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025.

 (9) Includes 74,743 shares issuable upon exercise of outstanding options held by Mr. Greenwood exercisable within 60 days of February 26, 1999, at which date 106,594 shares were fully vested. The address of Mr. Greenwood is c/o Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025.

(10) Includes 871 shares held directly by Elaine R. Hamilton and 2,911 shares issuable upon the exercise of outstanding options held by Ms. Hamilton exercisable within 60 days of February 26, 1999, at which date 8,744 were fully vested. The address of Ms. Hamilton is c/o Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025.

(11) Includes 63,038 shares held directly by Calvin B. Harley, 13,617 shares held by the Harley Family Trust and 45,215 shares issuable upon the exercise of outstanding options held by Dr. Harley exercisable within 60 days of February 26, 1999, at which date 74,978 shares were fully vested. The address of Dr. Harley is c/o Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025.

(12) Includes 22,718 shares issuable upon exercise of outstanding options held by Mr. Kaster exercisable within 60 days of February 26, 1999, at which date 22,718 shares were fully vested. Mr. Kaster resigned from the Company in July 1998. The address of Mr. Kaster is c/o Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025.

(13) Includes 4,981 shares issuable upon the exercise of outstanding options held by Thomas B. Okarma exercisable within 60 days of February 26, 1999, at which date 62,169 shares were fully vested. The address of Dr. Okarma is c/o Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table provides certain information summarizing compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its four other most highly compensated executive officers whose compensation was in excess of $100,000 (the "Named Executive Officers") for services rendered in all capacities to the Company for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                       ANNUAL COMPENSATION                  ------------
                                         ------------------------------------------------    SECURITIES
                                                                          OTHER ANNUAL       UNDERLYING
      NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   COMPENSATION(1)($)    OPTION(#)
      ---------------------------        ----   ---------   --------   ------------------   ------------
Ronald W. Eastman                        1998   $295,000    $78,180         $    --           325,297
  President and Chief Executive Officer  1997    257,300     46,300          30,000           230,000
                                         1996    245,000     36,750          30,000           127,058
David L. Greenwood                       1998    205,000     62,280          30,000           241,341
  Chief Financial Officer, Vice
  President                              1997    198,800     38,800          64,370           165,000
  of Corporate Development, Treasurer,   1996    184,100     86,820          30,000            58,823
  and Secretary
Elaine R. Hamilton(2)                    1998     87,500     19,250              --            90,000
  Vice President of Human Resources
Calvin B. Harley, Ph.D                   1998    223,750     58,190              --           194,805
  Chief Scientific Officer               1997    180,600     41,500          18,000           125,000
                                         1996    172,000     25,800          18,000            35,294
Kevin R. Kaster, Esq.(3)                 1998    110,833         --              --                --
  Vice President of Intellectual         1997    183,500     33,000          36,131           135,000
  Properties and Chief Patent Counsel    1996    158,166     27,650              --            44,117
Thomas B. Okarma, M.D., Ph.D.(4)         1998    231,615     60,180              --           370,000
  Vice President of Research and         1997     16,250         --              --           150,000
  Development

---------------
(1) Other annual compensation consists of monthly housing allowances and relocation allowances.

(2) Ms. Hamilton joined the Company in June 1998. Her annual salary is $150,000.

(3) Mr. Kaster resigned from the Company in July 1998.

(4) Dr. Okarma joined the Company in December 1997.

STOCK OPTION GRANTS IN FISCAL YEAR 1998

     The following table provides certain information regarding options granted to the Chief Executive Officer and the Named Executive Officers during the year ended December 31, 1998. No stock appreciation rights were granted during the year.

                                                                                                  POTENTIAL
                                                INDIVIDUAL GRANTS                                REALIZABLE
                           ------------------------------------------------------------       VALUE AT ASSUMED
                                                PERCENT OF                                     ANNUAL RATES OF
                           NUMBER OF SHARES   TOTAL OPTIONS                               STOCK PRICE APPRECIATION
                              UNDERLYING        GRANTED TO     EXERCISE OR                   FOR OPTION TERM(4)
                               OPTIONS         EMPLOYEES IN    BASE PRICE    EXPIRATION   -------------------------
          NAME              GRANTED(#)(1)     FISCAL YEAR(2)    ($/SH)(3)       DATE        5%($)         10%($)
          ----             ----------------   --------------   -----------   ----------   ----------   ------------
Ronald W. Eastman........       60,000              3.3%          $4.56        9/3/08      $172,179     $  436,335
                               265,297             14.4            4.75       9/17/08       792,509      2,008,371
David L. Greenwood.......       60,000              3.3            4.56        9/3/08       172,179        436,335
                               181,341              9.8            4.75       9/17/08       541,710      1,372,801
Elaine R. Hamilton.......       35,000              1.9            9.25       6/17/08       203,605        515,974
                                20,000              1.1            4.56        9/3/08        57,393        145,444
                                35,000              1.9            4.75       9/17/08       101,280        254,834
Calvin B. Harley,
  Ph.D...................       60,000              3.3            4.56        9/3/08       172,179        436,335
                               134,805              7.3            4.75       9/17/08       402,696      1,020,511
Kevin R. Kaster,
  Esq.(5)................           --               --              --            --            --             --
Thomas B. Okarma.........       75,000              4.1           11.75        5/4/08       554,213      1,404,486
                                10,000              0.5           13.75       11/9/08        86,473        219,140
                                60,000              3.3            4.56        9/3/08       172,179        436,335
                               225,000             12.2            4.75       9/17/08       643,297      1,615,159

---------------
(1) Each of these stock options, which were granted under the 1992 Stock Option Plan, are exercisable in a series of installments measured from the vesting commencement date generally over 48 months, provided that each Named Executive Officer continues to provide services to the Company. In the event of certain transactions involving changes in control of the Company, the options will vest in full. The maximum term of each option grant is ten years from the date of grant.

(2) Based on an aggregate of 1,842,272 options granted (587,673 options granted, net of cancellations) by the Company in the year ended December 31, 1998 to all employees of the Company, including the Named Executive Officers.

(3) Exercise price is the closing sales price of the Common Stock underlying the stock option on the grant date as reported on the Nasdaq Stock Market.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(5) Mr. Kaster resigned from the Company in July 1998.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1998 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to options exercised during the year ended December 31, 1998 by the Chief Executive Officer and Named Executive Officers and unexercised options held as of the end of such fiscal year by such persons. No stock appreciation rights were outstanding during fiscal 1998.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                                  OPTIONS AT            IN-THE-MONEY OPTIONS
                               SHARES                         FISCAL YEAR-END(#)      AT FISCAL YEAR-END($)(2)
                             ACQUIRED ON       VALUE        -----------------------   ------------------------
           NAME              EXERCISE(#)   REALIZED(1)($)   VESTED(2)   UNVESTED(2)   VESTED(3)    UNVESTED(3)
           ----              -----------   --------------   ---------   -----------   ----------   -----------
Ronald W. Eastman..........         0         $      0       271,831      306,849     $2,355,864   $2,085,002
David L. Greenwood.........    40,000          562,060        79,220      228,132        556,043    1,548,098
Elaine R. Hamilton(4)......         0                0         3,500       51,500         21,438      319,178
Calvin B. Harley, Ph.D. ...    55,208          572,565        53,441      177,847        372,484    1,167,701
Kevin R. Kaster, Esq.(5)...    99,792          586,909         3,813       61,643         27,364      291,548
Thomas B. Okarma...........    10,000          138,750        40,938      244,062        250,745    1,506,100

---------------
(1) Fair market value of the Company's Common Stock on the date of exercise (based on the closing sales price reported on the Nasdaq Stock Market or the actual sales price if the shares were sold by the optionee on the same date) less the exercise price.

(2) These stock options, which were granted under the 1992 Stock Option Plan, are exercisable in a series of installments measured from the vesting commencement date generally over 48 months, provided that each Named Executive Officer continues to provide services to the Company. In the event of certain transactions involving changes in control of the Company, the options will vest in full. The maximum term of each option grant is ten years from the date of grant.

(3) Based on the closing sales price of the Common Stock as of December 31, 1998, quoted on the Nasdaq Stock Market ($10.88 per share), minus the per share exercise price, multiplied by the number of shares underlying the option.

(4) Ms. Hamilton joined the Company in June 1998.

(5) Mr. Kaster resigned from the Company in July 1998. In conjunction with his departure, the Company agreed to continue the vesting schedule of his options for a period of nine months in exchange for consulting services performed during that period. The consulting contract will terminate on April 30, 1999 upon which all remaining unvested options will be cancelled.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE OF CONTROL AGREEMENTS

     The Company does not have any employment agreements with any of the Named Executive Officers.

     In the event of a change in control of the Company, the 1992 Stock Option Plan provides that each outstanding option will accelerate so that each option will be fully exercisable for all of the shares subject to such option immediately prior to the effective date of the transaction. In addition, upon the occurrence of such transaction, the Stock Option Plan provides that all of the outstanding repurchase rights of the Company with respect to shares of Common Stock acquired upon exercise of options granted under the plan will terminate.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future fillings, including this Proxy Statement, in whole or in part, the following Repricing Table, Compensation Committee Report and Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

TEN-YEAR OPTION/SAR REPRICINGS

     The following table sets forth information as of December 31, 1998 with respect to the cancellation and reissuance of certain stock options held by the Company's executive officers.

                                      NUMBER OF
                                      SECURITIES       MARKET                                    LENGTH OF
                                      UNDERLYING      PRICE OF       EXERCISE                     ORIGINAL
                                       OPTIONS/       STOCK AT       PRICE AT                   OPTION TERM
                                         SARS         TIME OF        TIME OF        NEW         REMAINING AT
                                     REPRICED OR    REPRICING OR   REPRICING OR   EXERCISE        DATE OF
                                       AMENDED       AMENDMENT      AMENDMENT      PRICE        REPRICING OR
          NAME              DATE         (#)            ($)            ($)          ($)          AMENDMENT
          ----             -------   ------------   ------------   ------------   --------   ------------------
Ronald Eastman...........  9/18/98       1,667         $4.75         $ 9.125       $4.75      9 yrs. and 3 mos.
                           9/18/98      78,333          4.75           9.125        4.75      9 yrs. and 3 mos.
                           9/18/98      12,080          4.75          12.750        4.75      8 yrs. and 3 mos.
                           9/18/98     137,920          4.75          12.750        4.75      8 yrs. and 3 mos.
                           9/18/98       4,500          4.75           8.000        4.75     7 yrs. and 11 mos.
                           9/18/98      10,122          4.75           8.000        4.75     7 yrs. and 11 mos.
                           9/18/98      20,675          4.75           8.000        4.75     7 yrs. and 11 mos.
David Greenwood..........  9/18/98       1,042         $4.75         $ 9.125       $4.75      9 yrs. and 3 mos.
                           9/18/98      48,958          4.75           9.125        4.75      9 yrs. and 3 mos.
                           9/18/98       5,000          4.75          10.125        4.75       9 yrs. and 1 mo.
                           9/18/98      17,879          4.75          12.750        4.75      8 yrs. and 3 mos.
                           9/18/98      92,121          4.75          12.750        4.75      8 yrs. and 3 mos.
                           9/18/98       9,804          4.75           8.000        4.75     7 yrs. and 11 mos.
                           9/18/98       6,537          4.75           8.000        4.75     7 yrs. and 11 mos.
Thomas Okarma............  9/18/98      75,000         $4.75         $11.750       $4.75      9 yrs. and 8 mos.
                           9/18/98      46,376          4.75           8.625        4.75      9 yrs. and 3 mos.
                           9/18/98     103,624          4.75           8.625        4.75      9 yrs. and 3 mos.
Elaine Hamilton..........  9/18/98      35,000         $4.75         $ 9.250       $4.75      9 yrs. and 9 mos.
Calvin B. Harley.........  9/18/98       1,042         $4.75         $ 9.125       $4.75      9 yrs. and 3 mos.
                           9/18/98      48,958          4.75           9.125        4.75      9 yrs. and 3 mos.
                           9/18/98       7,026          4.75          12.750        4.75      8 yrs. and 3 mos.
                           9/18/98      33,304          4.75          12.750        4.75      8 yrs. and 3 mos.
                           9/18/98       1,068          4.75           9.000        4.75      8 yrs. and 3 mos.
                           9/18/98       8,932          4.75           9.000        4.75      8 yrs. and 3 mos.
                           9/18/98      24,670          4.75          12.750        4.75      8 yrs. and 3 mos.
                           9/18/98       5,883          4.75           8.000        4.75     7 yrs. and 11 mos.
                           9/18/98       3,922          4.75           8.000        4.75     7 yrs. and 11 mos.

                        COMPENSATION COMMITTEE REPORT(1)

     In 1998, the Compensation Committee of the Board of Directors (the "Committee") consisted of Dr. Barkas and Mr. Walker, neither of whom is an officer or an employee of the Company. The Committee is responsible for making recommendations and taking actions concerning salaries and incentive compensation of officers and employees of the Company, including the award of stock options under the Company's stock option plan. In particular, the Committee evaluates the performance of management and determines the compensation of the Chief Executive Officer and other executive officers on an annual basis. Executive officers who are also directors are not present during the discussion of their compensation.

---------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PHILOSOPHY

     The Company's executive compensation philosophy is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that reward individual contributions as well as corporate performance. Accordingly, the Company's executive compensation policies include:

     - competitive pay practices, taking into account the pay practices of life science and pharmaceutical companies with which the Company competes for talented executives;

     - annual incentive programs which are designed to encourage executives to focus on the achievement of specific short-term corporate goals as well as longer-term strategic objectives; and

     - equity-based incentives designed to motivate executives over the long term, to align the interests of management and stockholders and to ensure that management is appropriately rewarded for achievements which benefit the Company's stockholders.

     In the biopharmaceutical industry, many traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. Because of the Company's current stage of development, the Committee evaluates other indications of performance, such as progress of the Company's research and development programs and corporate development activities, as well as the Company's success in securing capital sufficient to enable the Company to continue research and development activities. These considerations necessarily involve an assessment by the Committee of individual and corporate performance. In addition, total compensation paid by the Company to its executive officers is designed to be comparable to compensation packages paid to the management of other companies of comparable size in the biopharmaceutical industry. Toward that end, the Committee may review both independent survey data as well as data gathered internally.

EXECUTIVE OFFICER COMPENSATION

     Compensation for each of the Company's executive officers, including the Chief Executive Officer, generally consists of three elements: a cash salary, a cash incentive bonus and stock option grants with exercise prices generally set at the fair market value at the time of the grant. Base salaries are determined at the beginning of the fiscal year, whereas cash bonuses are awarded on a discretionary basis, usually following the Company's fiscal year-end, and are based on the achievement of corporate and individual goals set by the Board and the Company's Chief Executive Officer at the beginning of the year, as well as the financial condition and prospects for the Company.

     The Company has used the grant of options under its 1992 Stock Option Plan to underscore the common interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to make each executive's total compensation opportunity competitive. In addition, because stock options generally become exercisable over a period of several years, options encourage executives to remain in the long-term employ of the Company. In determining the size of an option to be granted to an executive officer, the Committee takes into account an officer's position and level of responsibility within the Company, the officer's existing stock and option holdings, and the potential reward to the officer if the stock price appreciates in the public market.

     In March 1999, the Committee met to evaluate the Company and individual performance against the goals for 1998. The Committee determined that the Company successfully achieved many of its objectives. As a result, based on corporate performance, the Committee recommended that individual executive officers receive cash bonuses, depending on the Committee's assessment of individual performance, of up to 30% of such officer's eligible 1998 compensation. The Committee decided to defer the grant of new stock options in light of the recent repricing of stock options in September 1998.

REPORT ON REPRICED STOCK OPTIONS

     In September 1998, the Board of Directors' Compensation Committee determined that it was in the best interest of the Company to offer to reprice those then-existing stock options of the Company granted under the Stock Option Plan with exercise prices in excess of the then-current fair market value of the Company's Common Stock. Included in the repricing actions were options held by the Company's executive officers.

     The objectives of the Stock Option Plan are to promote the interests of the Company by providing employees, including executive officers, an incentive to acquire a proprietary interest in the Company and to continue to render services to the Company. It was the view of the Committee that stock options with exercise prices substantially above the current market price of the Company's Common Stock were viewed negatively by most optionees of the Company, and provided little, if any, equity incentive to the optionees. The Committee thus concluded that such option grants seriously undermined the specific objectives of the Stock Option Plan and should properly be repriced. In making this decision, the Committee also considered the fairness of such a determination in relation to other stockholders. In the opinion of the Committee, the stockholders' long-term best interests were clearly served by the retention and motivation of employees.

     In this context, the Committee decided that effective September 18, 1998 (the "Grant Date") all employees, including executive officers, holding stock options granted under the Stock Option Plan with exercise prices in excess of the fair market value of the Company's Common Stock should receive a one-for-one repricing of their then-existing unexercised stock options with a new exercise price set at $4.75 per share, the closing sales price of the Company's Common Stock on the Grant Date as reported on the Nasdaq Stock Market. The Company completed this repricing through a one-for-one stock option exchange of "underwater" stock options for all eligible optionees. The vesting schedule of the new option was extended by one year. The vesting commencement date of the new option was the same as the old option. In addition, the new option will not be exercisable during the one year period commencing on September 18, 1998 and ending on September 18, 1999, unless an optionee's employment is involuntarily terminated by the Company other than for cause, or as a result of death or disability, in which case the repriced options become exercisable on the optionee's termination date. The exchange was completed in September 1998.

     It is the opinion of the Board of Directors that this program helped build employee morale and provided new incentives for the Company's employees and management.

CEO COMPENSATION

     For 1998, the Committee increased the salary of Mr. Eastman by approximately 4% in base salary. Mr. Eastman's contributions to the performance of the Company included strategy and structure of the Company's research and development programs, as well as Mr. Eastman's achievements in recruiting individuals to serve in key positions at the Company. Mr. Eastman's salary was also reviewed in comparison to compensation paid to chief executive officers of other companies in the biopharmaceutical industry. In making its determination with respect to the bonus to be awarded to Mr. Eastman for 1998, the Committee's assessment was that Mr. Eastman had a significant impact in achieving the Company's performance objectives for 1998.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its CEO and its four other most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

     The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. The

Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy, and the Company's best interests.

              Alexander E. Barkas, Ph.D.             John P. Walker

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, except that Dr. Barkas served as acting President and Chief Executive Officer of the Company from March 1992 until May 1993. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

     Dr. Barkas is the managing partner of Prospect Management Co., LLC and a general partner of Prospect Venture Partners. Mr. Walker is currently Chairman, Chief Executive Officer and a Director of AXYS Pharmaceuticals, Inc. See "Security Ownership of Certain Beneficial Owners and Management."

                              PERFORMANCE GRAPH(1)

     The following graph compares total stockholder returns of the Company since its initial public offering of Common Stock on July 30, 1996 to two indices: the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market-U.S. Companies (the "Nasdaq-US") and the Nasdaq Pharmaceutical Index (the "Nasdaq-Pharmaceutical"). The total return for the Company's stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on the Company's stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each monthly period. The Nasdaq-US tracks the aggregate price performance of equity securities of U.S. companies traded on the Nasdaq Stock Market (the "NSM"). The Nasdaq-Pharmaceutical tracks the aggregate price performance of equity securities of pharmaceutical companies traded on the NSM. The Company's Common Stock is traded on the NSM and is a component of both the Nasdaq-US and the Nasdaq-Pharmaceutical.

           COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE THE COMPANY'S INITIAL PUBLIC OFFERING ON JULY 30, 1996(2)

                                                           US                    PHARMACEUTICAL                   GERON
                                                           --                    --------------                   -----
'7/31/96'                                               100.0000                    100.0000                    100.0000
                                                        105.6030                    107.2470                     88.7097
'9/30/96'                                               113.6800                    114.7360                     90.3226
                                                        112.4240                    109.5580                     98.3871
'11/29/96'                                              119.3740                    107.9950                    101.6130
                                                        119.2660                    111.3120                    170.9680
'1/31/97'                                               127.7430                    120.6720                    168.1420
                                                        120.6770                    121.4520                    138.7100
'3/31/97'                                               112.7970                    105.7150                    125.8070
                                                        116.3230                     99.4481                    127.4190
'5/31/97'                                               129.5060                    114.4350                    114.5160
                                                        133.4730                    114.1260                     96.7742
'7/31/97'                                               147.5600                    117.3750                     87.0968
                                                        147.3350                    115.9800                    124.1940
'9/30/97'                                               156.0420                    128.0190                    140.3230
                                                        147.9640                    121.5030                    135.4840
'11/30/97'                                              148.7040                    117.7230                    109.6770
                                                        146.3190                    114.9340                    106.4520
'1/31/98'                                               150.9350                    113.8370                    165.3290
                                                        165.1060                    117.5650                    142.3360
'3/31/98'                                               171.2040                    126.3420                    159.6770
                                                        174.1110                    123.2260                    141.1360
'5/31/98'                                               164.5540                    118.9860                    143.5480
                                                        176.1610                    117.0980                    120.9680
'7/31/98'                                               174.3010                    118.1090                     98.3871
                                                        140.1270                     90.4710                     54.4387
'9/30/98'                                               159.4810                    110.8090                     79.0323
                                                        165.9980                    118.1070                     79.8452
'11/30/98'                                              182.3510                    123.8470                    145.1610
                                                        205.6870                    147.1240                    140.3230

---------------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the Nasdaq-US and the Nasdaq-Pharmaceutical on July 30, 1996. The cumulative total return on the Company's stock has been computed based on an initial price of $8.00 per share, the price at which the Company's shares were sold in its initial public offering on July 30, 1996.

                              CERTAIN TRANSACTIONS

     In July 1993, the Company provided a loan to Michael D. West, Vice President of New Technologies and a Director of the Company, in the principal amount of $55,000, with an interest rate of 3.95%, due July 7, 1996, pursuant to a note secured by a stock pledge agreement. On May 20, 1996, the Company agreed to extend the due date of this note to the earlier of July 7, 1997 or nine months following the closing of an initial public offering of the Company's Common Stock, with an interest rate of 6.0% per annum, beginning as of July 8, 1996. On January 28, 1997, the Company agreed to extend the due date of this note to December 31, 1998 at an interest rate of 6.0% with all unpaid principal and interest due at such time. In February 1998, Dr. West resigned from the Company and repaid the entire outstanding balance of the note and accrued interest.

     In December 1993, the Company provided an interest-free loan to Calvin B. Harley, Chief Scientific Officer, in the principal amount of $150,000, due December 1, 1996, pursuant to a note secured by a second deed of trust to Dr. Harley's residence in Palo Alto, California. On December 1, 1996, the Company agreed to extend the due date of the interest-free loan to December 31, 1998. In February 1999, the Company agreed to restructure the loan and extend the due date to December 31, 2002. The loan will be paid through annual installments of $37,500.

     In July 1998, Kevin R. Kaster resigned from the Company as its Vice President of Intellectual Properties and Chief Patent Counsel. In conjunction with his resignation, the Company agreed to extend the vesting schedule of his existing options in exchange for consulting services for nine months. The agreement will terminate on April 30, 1999.

     In addition, the Company has entered into consulting arrangements with Messrs. Kiley and Walker. See "Compensation of Directors."

     The Company has entered into indemnity agreements with all of its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason for his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities (collectively "Reporting Persons"), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal year ended December 31, 1998, all Reporting Persons complied with the applicable filing requirement, with the following exception: a Form 3 was filed late in connection with the appointment of Gary L. Neil as a director of the Company in September 1998.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors


                                          /s/ DAVID L. GREENWOOD
                                          ----------------------------------
                                          DAVID L. GREENWOOD
                                          Secretary
April 8, 1999

                                      LOGO

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               GERON CORPORATION
                      1999 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of Geron Corporation, a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 8, 1999, and hereby appoints Ronald W. Eastman and David L. Greenwood, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1999 Annual Meeting of Stockholders of Geron Corporation to be held on May 28, 1999, at 9:00 a.m., at the headquarters of the Company at 230 Constitution Drive, Menlo Park, California 94025, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

    This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of two Class III Directors to serve for a term of three years; (2) for the approval and ratification of amendments to the Company's 1996 Directors' Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such Plan by 250,000 shares and to revise certain terms with respect to stock options granted under such Plan; (3) for the approval and ratification of an amendment to the Company's 1992 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 600,000 shares; (4) for ratification of the selection of Ernst & Young LLP as independent auditors and as said proxies deem advisable on such other matters as may come before the meeting.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark your votes as in this example.

1. Election of Class III Directors    [ ] FOR all nominees (except as
   indicated)    [ ] WITHHOLD authority to vote for all nominees

   Nominees: Alexander E. Barkas and Robert B. Stein

   If you wish to withhold authority to vote for any individual nominee, strike a line through that individual's name.

2. To approve amendments to the Company's 1996 Directors' Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 250,000 shares and to revise certain terms with
   respect to stock options granted under such plan.    [ ] FOR  [ ] AGAINST  [
   ] ABSTAIN

3. TO APPROVE AND RATIFY AN AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE
   THEREUNDER BY 600,000 SHARES.    [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

4. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.
   [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
                                                        Note: This Proxy should
                                                        be marked, dated, signed
                                                        by the stockholder(s)
                                                        exactly as his or her
                                                        name appears hereon, and
                                                        returned in the enclosed
                                                        envelope.

                                                        SIGNATURE(S)

         -----------------------------------------------------------------------

                                                        DATE

   -----------------------------------------------------------------------------

                                                        Please sign exactly as
                                                        name(s) appears hereon.
                                                        When shares are held by
                                                        joint tenants, both
                                                        should sign. When
                                                        signing as attorney,
                                                        executor, administrator,
                                                        trustee, or guardian,
                                                        please give full title
                                                        as such. If a
                                                        corporation, please sign
                                                        in full corporate name
                                                        by President or other
                                                        authorized officer. If a
                                                        partnership, please sign
                                                        in partnership name by
                                                        authorized person.

  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

                                GERON CORPORATION

                        1996 DIRECTORS' STOCK OPTION PLAN

                              (AS AMENDED MAY 1999)


      1. Purposes of the Plan. The purposes of this Directors' Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

      All options granted hereunder shall be "nonstatutory stock options".

      2. Definitions. As used herein, the following definitions shall apply:

            (a) "Board" shall mean the Board of Directors of the Company.

            (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (c) "Common Stock" shall mean the Common Stock of the Company.

            (d) "Company" shall mean Geron Corporation, a Delaware corporation.

            (e) "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

            (f) "Director" shall mean a member of the Board.

            (g) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

            (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (i) "Option" shall mean a stock option granted pursuant to the Plan. All options shall be nonstatutory stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

            (j) "Optioned Stock" shall mean the Common Stock subject to an Option.

            (k) "Optionee" shall mean an Outside Director who receives an Option.

            (l) "Outside Director" shall mean a Director who is not an Employee.

            (m) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (n) "Plan" shall mean this 1996 Directors' Stock Option Plan.

            (o) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

            (p) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 500,000 Shares (the "Pool") of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

            If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

      4. Administration of and Grants of Options under the Plan.

            (a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

            (b) Procedure for Grants. All grants of Options hereunder shall be automatic and non discretionary and shall be made strictly in accordance with the following provisions:

               (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

               (ii) Each Outside Director shall be automatically granted an Option to purchase 35,000 Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy.

               (iii) Each Outside Director, other than the Chairman of the Board of Directors, shall be automatically granted an Option to purchase 5,000 Shares (a "Subsequent Option") on each anniversary date of the election or appointment of such Outside Director to the Board. In the event that an Outside Director terminates his or her service to the Board prior to the next anniversary date of his or her election or appointment, he or she will be granted a prorated Subsequent Option on his or her last day of service on the Board reflecting the period of service since the last anniversary date. The Subsequent Option granted to the Chairman of the Board of Directors under this Section 4(b)(iii) shall be an Option to purchase 10,000 Shares.

               (iv) Each Outside Director shall each be automatically granted an Option to purchase 15,000 Shares (a "Re-election Option") on each date on which such person is re-elected for a subsequent three-year term as an Outside Director.

               (v) Notwithstanding the provisions of subsections (ii), (iii) and
(iv) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Option on such date on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

               (vi) Notwithstanding the provisions of subsections (ii), (iii) and (iv) hereof, any grant of an Option made before the Company has obtained shareholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 17 hereof.

               (vii) The terms of each First Option granted hereunder shall be as follows:

                        (1) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in
Section 9 hereof.

                        (2) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the First Option, determined in accordance with Section 8 hereof.

                        (3) the First Option shall become exercisable in installments cumulatively as to 33 1/3% of the Shares subject to the First Option on each of the first, second and third anniversaries of the date of grant of the First Option.

               (viii) The terms of each Subsequent Option granted hereunder shall be as follows:

                        (1) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

                        (2) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Subsequent Option, determined in accordance with Section 8 hereof.

                        (3) the Subsequent Option shall become exercisable as to one hundred percent (100%) of the Shares subject to the Subsequent Option on the date of grant of the Subsequent Option; provided, however, that any Subsequent Option granted prior to May 28, 1999, shall become exercisable as to one hundred percent (100%) of the Shares subject to the Subsequent Option on the first anniversary of the date of grant of the Subsequent Option.

               (ix) The terms of each Re-election Option granted hereunder shall be as follows:

                        (1) the Re-election Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

                        (2) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Re-election Option, determined in accordance with Section 8 hereof.

                        (3) the Re-election Option shall become exercisable in installments cumulatively as to 33 1/3% of the Shares subject to the Re-election Option on each of the first, second and third anniversaries of the date of grant of the Re-election Option.

            (c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

            (d) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

            (e) Suspension or Termination of Option. If the President or his or her designee reasonably believes that an Optionee has committed an act of misconduct, the President may suspend the Optionee's right to exercise any option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before the Board or a committee of the Board.

      5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4(b) hereof. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

            The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

      6. Term of Plan; Effective Date. The Plan shall become effective on the effectiveness of the registration statement under the Securities Act of 1933 relating to the Company's initial public offering of securities. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

      7. Term of Options. The term of each Option shall be ten (10) years from the date of grant thereof.

      8. Exercise Price and Consideration.

            (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

            (b) Fair Market Value. The fair market value shall be determined by the Board; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") System) or, in the event the Common Stock is traded on the Nasdaq Stock Market or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal. With respect to any Options granted hereunder concurrently with the initial effectiveness of the Plan, the fair market value shall be the Price to Public as set forth in the final prospectus relating to such initial public offering.

            (c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

      9. Exercise of Option.

            (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable prior to shareholder approval of the Plan in accordance with Section 17 hereof has been obtained.

                  An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he or she may, but only within ninety (90) days after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

            (c) Disability of Optionee. Notwithstanding Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he or she may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board) from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

            (d) Death of Optionee. In the event of the death of an Optionee:

               (i) During the term of the Option who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as Director for twelve (12) months (or such lesser period of time as is determined by the Board) after the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired.

               (ii) Within three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 7 has expired.

      10. Nontransferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

      11. Adjustments Upon Changes in Capitalization; Corporate Transactions.

            (a) Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, and the number of shares of Common Stock to be granted under the provisions set forth in Section 4 of the Plan, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

            (b) Corporate Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Company shall give to the Eligible Director, at the time of adoption of the plan for liquidation, dissolution, sale, merger, consolidation or reorganization, either a reasonable time thereafter within which to exercise the Option, including Shares as to which the Option would not be otherwise exercisable, prior to the effectiveness of such liquidation, dissolution, sale, merger, consolidation or reorganization, at the end of which time the Option shall terminate, or the right to exercise the Option, including Shares as to which the Option would not be otherwise exercisable (or receive a substitute option with comparable terms), as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, sale, merger, consolidation or reorganization.

      12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

      13. Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the shareholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation. Notwithstanding the foregoing, the provisions set forth in Section 4 of this Plan (and any other Sections of this Plan that affect the formula award terms required to be specified in this Plan by Rule 16b-3) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

            (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

      14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

      15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

      17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such shareholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company. Options may be granted, but not exercised, before such shareholder approval.

                                GERON CORPORATION

                             1992 STOCK OPTION PLAN
                          (AS AMENDED THROUGH MAY 1999)

I.    PURPOSES OF THE PLAN

      This 1992 Stock Option Plan (the "Plan") is intended to promote the interests of Geron Corporation, a Delaware corporation (the "Corporation"), by providing a method whereby eligible individuals who provide valuable services to the Corporation (or its parent or subsidiary corporations) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and continue to render services to the Corporation (or its parent or subsidiary corporations).

      For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

            (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II.   ADMINISTRATION OF THE PLAN

      A. A Committee comprised of non-employee members of the Board who satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act") as it is then in effect to exempt stock awards made hereunder from the short-swing profit recovery rules of Section 16(b) of the 1934 Act (the "Primary Committee") shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders.

      B. Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the Board's discretion, be vested in the Primary Committee or a second committee comprised of one or more Board members (the "Secondary Committee"), or the Board may retain the power to administer the Plan with respect to all such persons. The members of the Secondary Committee may be individuals who are Employees eligible to receive option grants under the Plan or any stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary) or who have any other business relationship with the Company outside their roles as members of the Board.

      C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

      D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any option thereunder.

      E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any grants under the Plan.

III.  ELIGIBILITY FOR OPTION GRANTS

      A. The persons eligible to receive option grants under the Plan are as follows:

            (i) key employees (including officers and directors) of the Corporation (or its parent or subsidiary corporations);

            (ii) the non-employee members of the Board or the non-employee members of the board of directors of any parent or subsidiary corporation; and

            (iii) those Consultants who provide valuable services to the Corporation (or its parent or subsidiary corporations).

      B. Each Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of
Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

IV.   STOCK SUBJECT TO THE PLAN

      A. The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued over the term of the Plan shall not exceed 5,144,362 shares. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section IV.

      B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of the 1997, 1998, 1999, 2000 and 2001 calendar years by an amount equal to two percent (2%) of the shares of Common Stock outstanding on December 31 of the immediately preceding calendar year; but in no event shall any such annual increase exceed 300,000 shares.

      C. No one person participating in the Plan may receive options for more than 500,000 shares of Common Stock per calendar year, beginning with the 1996 calendar year.

      D. Shares subject to outstanding options shall be available for subsequent option grants under the Plan to the extent (i) options expire or terminate for any reason prior to exercise in full and (ii) options are cancelled in accordance with the cancellation-regrant provisions of Section VIII of the Plan. Shares subject to outstanding options shall not be available for subsequent option grants under the Plan to the extent options are surrendered in accordance with the limited cash-out rights provisions of Section IX of the Plan. Shares repurchased by the Corporation pursuant to its repurchase rights under the Plan shall not be available for subsequent option grants.

      E. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, appropriate adjustments shall be made to
(i) the aggregate number and/or class of shares issuable under the Plan, (ii) the number of shares for which any one person may be granted options per calendar year and (iii) the aggregate number and/or class of shares and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

V.    TERMS AND CONDITIONS OF OPTIONS

      A. Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees (as defined in subsection D.3 below) may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VI.

      B. Option Price.

            1. The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than eighty-five percent (85%) of the Fair Market Value (as defined below) of a share of Common Stock on the date of the option grant.

            2. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section X and the instrument evidencing the grant, be payable in one or more of the forms specified below:

                  (i) cash or check drawn to the Corporation's order;

                  (ii) in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                  (iii) to the extent the option in exercised for vested shares, through a special sale and remittance procedure pursuant to which the optionee is to provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) concurrently to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction.

                  For purposes of this subparagraph 2, the Exercise Date shall be the first date on which there shall have been delivered to the Corporation both written notice of the exercise of the option and, except to the extent such sale and remittance procedure is utilized, payment of the option price for the purchased shares.

            3. The Fair Market Value of a share of Common Stock on any relevant date under subparagraphs 1 or 2 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

                  (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Plan Administrator determines that the value determined pursuant to subparagraphs (i) and (ii) above does not accurately reflect the Fair Market Value of the Common Stock, then such Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, including one or more independent professional appraisals.

      C. Term and Exercise of Options.

            Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option. No such option, however, shall have a maximum term in excess of ten
(10) years from the grant date and no Incentive Option granted to a 10% Stockholder shall have a maximum term in excess of five (5) years from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

      D. Effect of Termination of Employment.

            1. Except to the extent otherwise provided pursuant to subparagraph 4 below, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death.

                  - Should the optionee cease to remain in Service for any reason other than death or Disability, then the period during which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                  - Should the optionee's Service terminate by reason of Disability, then the period during which each outstanding option held by the optionee is to remain exercisable shall be limited to the six (6)-month period following the date of such cessation of Service. However, should such Disability be deemed to constitute Permanent Disability, then the period during which each outstanding option held by the optionee is to remain exercisable shall be extended by an additional six (6) months so that the exercise period shall be limited to the twelve (12)-month period following the date of the optionee's cessation of Service by reason of such Permanent Disability. For the purposes of the Plan, Disability shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

                  - Should the optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the optionee's death. During such limited period, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

                  - During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the optionee's cessation of Service, terminate and cease to be outstanding with respect to any option shares for which the option is not at that time exercisable or in which the optionee is not otherwise at that time vested.

            2. Under no circumstances shall any option be exercisable after the specified expiration date of the option term.

            3. For all purposes under the Plan, unless specifically provided otherwise in the option agreement evidencing the option grant and/or the purchase agreement evidencing the purchased shares, the optionee shall be deemed to remain in Service for so long as such individual renders services on a periodic basis to the Corporation or any parent or subsidiary corporation in the capacity of an Employee, a non-employee member of the Board of Directors or a consultant. The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Corporation or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

            4. The Board shall have full power and authority to extend the period of time for which the option is to remain exercisable following the optionee's termination of Service from the three (3)-month (six (6) months in the case of Disability or twelve (12) months in the case of death or Permanent Disability) or shorter period set forth in the option agreement to such greater period of time as the Board shall deem appropriate; provided, that in no event shall such option be exercisable after the specified expiration date of the option term.

      E. Stockholder Rights. An optionee shall have none of the rights of a stockholder with respect to the shares subject to the option until such individual shall have exercised the option and paid the option price.

      F. Repurchase Rights. The shares of Common Stock acquired upon the exercise of options granted under the Plan may be subject to one or more repurchase rights of the Corporation in accordance with the following provisions:

            1. The Plan Administrator may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Corporation (or its assignees) shall have the right, exercisable upon the optionee's cessation of Service, to repurchase at the option price all or (at the discretion of the Corporation and with the consent of the optionee) part of the unvested shares of Common Stock at the time held by the optionee. Any such repurchase right shall be exercisable by the Corporation (or its assignees) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provision for the expiration of such right in one or more installments over the optionee's period of Service) as the Plan Administrator may specify in the instrument evidencing such right.

            2. All of the Corporation's outstanding repurchase rights shall automatically terminate upon the occurrence of any Corporate Transaction under
Section VII.

      G. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in accordance with the terms of a Qualified Domestic Relations Order. The assigned option may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate

VI.   INCENTIVE OPTIONS

      The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

      A. Option Price. The option price per Share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant. If the individual to whom the option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations (such person to be herein referred to as a 10% Stockholder), then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value of one share of Common Stock on the grant date.

      B. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

            Except as modified by the preceding provisions of this Section VI, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

VII.  CORPORATE TRANSACTIONS

      A. In the event of one or more of the following transactions (a "Corporate Transaction"):

               (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

               (iii) any reverse merger in which the Corporation is the surviving entity but in which all of the Corporation's outstanding voting stock is transferred to the acquiring entity or its wholly-owned subsidiary, then each option outstanding under the Plan shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

      B. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor Corporation (or parent thereof).

      C. Each outstanding option which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would be issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. Appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction.

      D. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

      E. The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

VIII. CANCELLATION AND REGRANT OF OPTIONS

      The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than eighty-five percent (85%) of Fair Market Value of the Common Stock on the new grant date (or one hundred percent (100%) of such Fair Market Value in the case of an Incentive Option or, in the case of an Incentive Option granted to a 10% Stockholder, not less than one hundred and ten percent (110%) of such Fair Market Value).

IX.   CASH-OUT OF OPTIONS

      A. Once the Corporation's outstanding Common Stock is registered under
Section 12(g) of the 1934 Act, one or more optionees subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited cash-out rights to operate in tandem with their outstanding options under the Plan. Any option with such a limited right in effect for at least six (6) months shall automatically be cancelled upon the acquisition of fifty percent (50%) or more of the Corporation's outstanding Common Stock (excluding the Common Stock holdings of officers and directors of the Corporation who participate in this Plan) pursuant to a tender or exchange offer made by a person or group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) which the Board does not recommend the Corporation's stockholders to accept. In return for the cancelled option, the optionee shall be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Cash-Out Price of the shares of Common Stock in which the optionee is vested under the cancelled option over (ii) the aggregate option price payable for such vested shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the completion of such tender or exchange offer, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such cancellation and distribution.

      B. For purposes of calculating the cash distribution, the Cash-Out Price per share of the vested Common Stock subject to the cancelled option shall be deemed to be equal to the greater of (i) the Fair Market Value per share on the date of surrender, as determined in accordance with the valuation provisions of subsection V.B.3, or (ii) the highest reported price per share paid in effecting the tender or exchange offer. However, if the cancelled option is an Incentive Option, then the Cash-Out Price shall not exceed the value per share determined under clause (i) above.

      C. The shares of Common Stock subject to any option cancelled for an appreciation distribution in accordance with this Section IX shall not be available for subsequent option grants under the Plan.

X.    TAX WITHHOLDING

      A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or upon the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

      B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options.


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
Such right may be provided to any such holder in either or both of the following formats:

               (i) Stock Withholding. The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

               (ii) Stock Delivery. The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

XI.   LOANS

      A. The Plan Administrator may assist any optionee (including an optionee who is an officer or director of the Corporation) in the exercise of one or more options granted to such optionee, including the satisfaction of any Federal, state and local income and employment tax obligations arising therefrom, by

               (i) authorizing the extension of a loan from the Corporation to such optionee, or

               (ii) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years.

      B. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion. Loans or installment payments may be granted with or without security or collateral. However, any loan made to a consultant or other non-employee advisor must be secured by property other than the purchased shares of Common Stock. In all events, the maximum credit available to each optionee may not exceed the sum of (i) the aggregate option price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the optionee in connection with such exercise.

      C. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under the financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Board in its discretion deems appropriate.

XII.  NO EMPLOYMENT OR SERVICE RIGHTS

      Nothing in the Plan shall confer upon the optionee any right to continue in the service or employ of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining such optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining such optionee) or of the optionee, which rights are hereby expressly reserved by each, to terminate the Service of the optionee at any time for any reason, with or without cause.


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
XIII. AMENDMENT OF THE PLAN

      A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall, without the consent of the holders, adversely affect the rights and obligations with respect to options at the time outstanding under the Plan; and provided, further that the Board shall not, without the approval of the Corporation's stockholders, (i) increase the maximum number of shares issuable under the Plan or the maximum number of shares for which any person may be granted options per calendar year, except for permissible adjustments under Section IV, (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) materially increase the benefits accruing to Plan participants.

      B. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one (1) year thereafter such amendment is approved by the Corporation's stockholders and (ii) each option granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

XIV.  EFFECTIVE DATE AND TERM OF PLAN

      A. The Plan became effective when adopted by the Board on May 21, 1992 and was approved by the Corporation's stockholders on July 8, 1992. On November 13, 1992 the Board adopted an increase in the maximum aggregate number of shares issuable over the term of the Plan from 650,000 to 1,650,000 shares. The increase was approved by the Corporation's stockholders on December 8, 1992. On August 11, 1993 the Board adopted a further increase in the maximum aggregate number of shares issuable over the term of the Plan from 1,650,000 to 2,150,000 shares. The increase was approved by the Corporation's stockholders on October 8, 1993. On January 13, 1994, the Board approved a further increase in the aggregate number of shares issuable over the term of the Plan from 2,150,000 to 2,500,000 shares. The increase was approved by the Corporation's stockholders on June 28, 1994. On September 14, 1994, the Board approved a further increase of 3,385,000 shares in the aggregate number of shares issuable over the term of the Plan bringing the new aggregate to 5,885,000 shares. The increase was approved by the Corporation's stockholders on October 5, 1994. On April 25, 1996, the Board approved a further increase of 2,800,000 shares in the aggregate number of shares issuable over the term of the Plan bringing the new aggregate to 8,685,000 shares, subject to stockholder approval of the 2,800,000-share increase within twelve (12) months of the date of approval by the Board. On May 22, 1996, the Board approved certain amendments to the Plan in connection with the filing of a Registration Statement for the initial public offering of the Company's Common Stock, subject to shareholder approval of such changes within twelve (12) months of the date of approval by the Board. Options may be granted in reliance on the 2,800,000 share increase prior to


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

approval of such increase by the Corporation's stockholders but no option granted in reliance on such increase shall become exercisable, in whole or in part, unless and until the increase shall have been approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the increase, then all options previously granted in reliance on such increase shall terminate and no further options shall be granted. Subject to such limitation, the Plan Administrator may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

      B. Unless sooner terminated in accordance with Section VII, the Plan shall terminate upon the earlier of (i) the expiration of the ten (10) year period measured from the date of the Board's adoption of the Plan, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or surrender of options granted hereunder or (iii) the termination of all outstanding options in connection with a Corporate Transaction. If the date of termination is determined under clause (i) or (iii) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

XV.   USE OF PROCEEDS

      Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

XVI.  REGULATORY APPROVALS

      The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.


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